                                                                     EXHIBIT 4.7

                                                                  EXECUTION COPY

================================================================================

                               DEX MEDIA EAST LLC
                           (formerly known as SGN LLC)
                           DEX MEDIA EAST FINANCE CO.

                           9 7/8% Senior Notes due 2009


                                    ---------

                                    INDENTURE

                          Dated as of November 8, 2002

                                    ---------





                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

================================================================================

                                TABLE OF CONTENTS

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                                                                                                      PAGE
                                                                                                      ----
                                                 ARTICLE 1

                                Definitions and Incorporation by Reference
                                ------------------------------------------

         SECTION 1.01.  Definitions......................................................................1
         SECTION 1.02.  Other Definitions...............................................................20
         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...............................20
         SECTION 1.04.  Rules of Construction...........................................................21

                                                 ARTICLE 2

                                              The Securities
                                              --------------

         SECTION 2.01.  Amount of Securities; Issuable in Series........................................21
         SECTION 2.02.  Form and Dating.................................................................22
         SECTION 2.03.  Execution and Authentication....................................................23
         SECTION 2.04.  Registrar and Paying Agent......................................................23
         SECTION 2.05.  Paying Agent to Hold Money in Trust.............................................24
         SECTION 2.06.  Holder Lists....................................................................24
         SECTION 2.07.  Transfer and Exchange...........................................................24
         SECTION 2.08.  Replacement Securities..........................................................25
         SECTION 2.09.  Outstanding Securities..........................................................25
         SECTION 2.10.  Temporary Securities............................................................26
         SECTION 2.11.  Cancelation.....................................................................26
         SECTION 2.12.  Defaulted Interest..............................................................26
         SECTION 2.13.  CUSIP and ISIN Numbers..........................................................26

                                                 ARTICLE 3

                                                Redemption
                                                ----------

         SECTION 3.01.  Notices to Trustee..............................................................27
         SECTION 3.02.  Selection of Securities To Be Redeemed..........................................27
         SECTION 3.03.  Notice of Redemption............................................................27
         SECTION 3.04.  Effect of Notice of Redemption..................................................28
         SECTION 3.05.  Deposit of Redemption Price.....................................................28
         SECTION 3.06.  Securities Redeemed in Part.....................................................28

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

                                                 ARTICLE 4

                                                 Covenants
                                                 ---------

         SECTION 4.01.  Payment of Securities...........................................................29
         SECTION 4.02.  SEC Reports.....................................................................29
         SECTION 4.03.  Limitation on Indebtedness......................................................29
         SECTION 4.04.  Limitation on Restricted Payments...............................................31
         SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted
                          Subsidiaries..................................................................35
         SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock..............................36
         SECTION 4.07.  Limitation on Transactions with Affiliates......................................39
         SECTION 4.08.  Change of Control...............................................................40
         SECTION 4.09.  Compliance Certificate..........................................................42
         SECTION 4.10.  Further Instruments and Acts....................................................42
         SECTION 4.11.  Future Subsidiary Note Guarantors...............................................42
         SECTION 4.12.  Limitation on Lines of Business.................................................42
         SECTION 4.13.  Limitation on the Conduct of Business of Dex Media East
                          Finance.......................................................................42
         SECTION 4.14.  Limitation on Liens.............................................................43

                                                 ARTICLE 5

                                             Successor Company
                                             -----------------

         SECTION 5.01.  When the Company or Dex Media East Finance May Merge or
                          Transfer Assets...............................................................43

                                                 ARTICLE 6

                                           Defaults and Remedies
                                           ---------------------

         SECTION 6.01.  Events of Default...............................................................44
         SECTION 6.02.  Acceleration....................................................................46
         SECTION 6.03.  Other Remedies..................................................................47
         SECTION 6.04.  Waiver of Past Defaults.........................................................47
         SECTION 6.05.  Control by Majority.............................................................47
         SECTION 6.06.  Limitation on Suits.............................................................47
         SECTION 6.07.  Rights of Holders to Receive Payment............................................48
         SECTION 6.08.  Collection Suit by Trustee......................................................48
         SECTION 6.09.  Trustee May File Proofs of Claim................................................48
         SECTION 6.10.  Priorities......................................................................48
         SECTION 6.11.  Undertaking for Costs...........................................................49
         SECTION 6.12.  Waiver of Stay or Extension Laws................................................49

                                                 ARTICLE 7

                                                  Trustee
                                                  -------

         SECTION 7.01.  Duties of Trustee...............................................................49
         SECTION 7.02.  Rights of Trustee...............................................................50
         SECTION 7.03.  Individual Rights of Trustee....................................................51
         SECTION 7.04.  Trustee's Disclaimer............................................................51


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

         SECTION 7.05.  Notice of Defaults..............................................................51
         SECTION 7.06.  Reports by Trustee to Holders...................................................52
         SECTION 7.07.  Compensation and Indemnity......................................................52
         SECTION 7.08.  Replacement of Trustee..........................................................53
         SECTION 7.09.  Successor Trustee by Merger.....................................................53
         SECTION 7.10.  Eligibility; Disqualification...................................................54
         SECTION 7.11.  Preferential Collection of Claims Against Issuers...............................54

                                                 ARTICLE 8

                                    Discharge of Indenture; Defeasance
                                    ----------------------------------

         SECTION 8.01.  Discharge of Liability on Securities; Defeasance................................54
         SECTION 8.02.  Conditions to Defeasance........................................................55
         SECTION 8.03.  Application of Trust Money......................................................56
         SECTION 8.04.  Repayment to Issuers............................................................57
         SECTION 8.05.  Indemnity for Government Obligations............................................57
         SECTION 8.06.  Reinstatement...................................................................57


                                                 ARTICLE 9

                                                Amendments
                                                ----------

         SECTION 9.01.  Without Consent of Holders......................................................57
         SECTION 9.02.  With Consent of Holders.........................................................58
         SECTION 9.03.  Compliance with Trust Indenture Act.............................................59
         SECTION 9.04.  Revocation and Effect of Consents and Waivers...................................59
         SECTION 9.05.  Notation on or Exchange of Securities...........................................59
         SECTION 9.06.  Trustee to Sign Amendments......................................................60
         SECTION 9.07.  Payment for Consent.............................................................60

                                                ARTICLE 10

                                          Subsidiary Guarantees
                                          ---------------------

         SECTION 10.01.  Subsidiary Guarantees..........................................................60
         SECTION 10.02.  Limitation on Liability........................................................62
         SECTION 10.03.  Successors and Assigns.........................................................62
         SECTION 10.04.  No Waiver......................................................................63
         SECTION 10.05.  Modification...................................................................63
         SECTION 10.06.  Execution of Supplemental Indenture for Future Subsidiary
                           Guarantors...................................................................63
         SECTION 10.07. Non-Impairment..................................................................63

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

                                                ARTICLE 11

                                              Miscellaneous
                                              -------------
         SECTION 11.01.  Trust Indenture Act Controls...................................................63
         SECTION 11.02.  Notices........................................................................64
         SECTION 11.03.  Communication by Holders with Other Holders....................................64
         SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.............................64
         SECTION 11.05.  Statements Required in Certificate or Opinion..................................65
         SECTION 11.06.  When Securities Disregarded....................................................65
         SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar...................................65
         SECTION 11.08.  Legal Holidays.................................................................65
         SECTION 11.09.  GOVERNING LAW..................................................................65
         SECTION 11.10.  No Recourse Against Others.....................................................66
         SECTION 11.11.  Successors.....................................................................66
         SECTION 11.12.  Multiple Originals.............................................................66
         SECTION 11.13.  Table of Contents; Headings....................................................66

         Appendix A  -  Provisions Relating to Original Securities, Additional
                        Securities and Exchange Securities
         Exhibit A   -  Form of Initial Security
                     -  Form of Exchange Security
         Exhibit C   -  Form of Supplemental Indenture
         Exhibit D   -  Form of Transferee Letter of Representation

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                              INDENTURE dated as of November 8, 2002, among DEX
                           MEDIA EAST LLC (formerly known as SGN LLC), a Delaware limited liability company (the "Company"), DEX MEDIA EAST FINANCE CO., a Delaware corporation ("Dex Media East Finance", and together with the Company, the "Issuers"), LCI International, Inc., a Delaware corporation ("LCI"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuers' 9 7/8% Senior Notes due 2009 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities") and (c) if and when issued as provided in a Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Issuers' 9 7/8% Senior Notes due 2009 issued in a Registered Exchange Offer in exchange for any Initial Securities (the "Exchange Securities") (together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities"). Securities in an aggregate principal amount of $450,000,000 will be initially issued on the date hereof. Subject to the conditions and in compliance with the covenants set forth herein, the Issuers may issue an unlimited aggregate principal amount Additional Securities from time to time.

                                    ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

         SECTION 1.01. Definitions.
                       ------------

         "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

         "additional interest" means any additional interest payable under a Registration Agreement.

         "Additional Securities" means any 9 7/8% Senior Notes issued under the terms of this Indenture subsequent to the Closing Date.

         "Additional Senior Subordinated Notes" means any Senior Subordinated Notes issued under the terms of the Senior Subordinated Note Indenture subsequent to the Closing Date.

         "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period adjusted to eliminate the effect of the increased basis in assets of the Company and its Restricted Subsidiaries as a result of purchase accounting adjustments in connection with the Transactions.

         "Adjusted EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (a) income tax expense of the Company and its Consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense,
(c) customary fees and expenses of the Company and its Consolidated Restricted Subsidiaries payable in connection with any Equity Offering, the Incurrence of Indebtedness permitted pursuant to Section 4.03 or any acquisition permitted under this Indenture, (d) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (e) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (f) all nonrecurring charges, and (g) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual or reserve for cash expenditures in any future period) less all noncash items of income of the Company and its Consolidated Restricted Subsidiaries. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the rental expense of, the fees and expenses of, the depreciation and amortization of, and other noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Adjusted EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent, Dex Media or the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04,
(iii) a disposition of assets with a Fair Market Value of less than $2.0 million, (iv) the sale of Capital Stock of an Unrestricted Subsidiary, (v) the sale or other disposition of cash or Temporary Cash Investments, and (vi) the sale of receivables on substantially the terms that receivables are purchased by Qwest Corporation pursuant to the billing and collections services agreement as in effect on the Closing Date and as described in the Offering Memorandum).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing: (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

         "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to either of the Issuers or any Subsidiary Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Change of Control" means the occurrence of any of the following events:

         (a) prior to the earliest to occur of (i) the first public offering of common stock of Parent, (ii) the first public offering of common stock of Dex Media or (iii) the first public offering of common stock of the Company, (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Parent, Dex Media or the Company, and
     (2) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Parent, Dex Media or the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Governing Board of Parent, Dex Media or the Company, as the case may be (for purposes of this clause (a) any such other person shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as such person beneficially owns (as defined in clause (1) above), directly or indirectly, in the aggregate more than 50% of the voting power of the Voting Stock of the parent entity);

         (b) any "person" (as defined in clause (a) above), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a)(1) above), directly or indirectly, of a majority of the total voting power of the Voting Stock of Parent, Dex Media or the Company (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner, directly or indirectly, of a majority of the voting power of the Voting Stock of such parent entity);

         (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Board of Parent, Dex Media or the Company, as the case may be (together with any new persons whose election by such Governing Board of Parent, Dex Media or the Company, as the case may be, or whose nomination for election by the equity holders of Parent, Dex Media or the Company, as the case may be, was approved by a vote of 66-2/3% of the members of the Governing Board of Parent, Dex Media or the Company, as the case may be, then still in office who were either members of the Governing Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Governing Board of Parent, Dex Media or the Company, as the case may be, then in office;

         (d) the adoption of a plan relating to the liquidation or dissolution of the Company; or

         (e) the Company ceases to own, beneficially or of record, all the Capital Stock of Dex Media East Finance.

         "Closing Date" means the date of this Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commodity Hedging Agreement" means any forward contract, swap, option, hedge or other similar financial agreement or arrangement designed to protect against fluctuations in commodity prices.

         "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating: (a) all intercompany items between the Company and any Restricted Subsidiary and (b) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication: (a) interest expense attributable to Capitalized Lease Obligations,
(b) amortization of debt discount and debt issuance costs, (c) capitalized interest, (d) noncash interest expense, (e) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (g) net costs associated with Hedging Obligations (including amortization of fees), (h) dividends in respect of all Disqualified Stock of the Company and all Subsidiary Guarantors and all Preferred Stock of any of the Restricted Subsidiaries that are not Subsidiary Guarantors, to the extent held by Persons other than the Company or a Restricted Subsidiary, (i) interest Incurred in connection with investments in discontinued operations, and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

         "Consolidated Leverage Ratio" as of any date of determination means the ratio of: (a) the Total Consolidated Indebtedness as of the date of determination (the "Determination Date") to (b) the aggregate amount of Adjusted EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the Determination Date (the "Measurement Period"); provided, however, that for purposes of calculating Adjusted EBITDA for the Measurement Period prior to the relevant Determination Date: (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Adjusted EBITDA) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Adjusted EBITDA) shall be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (through an acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by an Asset Disposition or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Adjusted EBITDA, the exclusions set forth in clauses (a) through (d) of the definition of Consolidated Net Income shall apply to a Person which has been acquired as if it were a Restricted Subsidiary). For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC. For purposes of this definition, in respect of any calculation for which the Measurement Period includes the fiscal quarter in which the Transactions were consummated, pro forma effect shall be given to the Transactions in the same manner as described in the Offering Memorandum under "Unaudited pro forma financial data" and shall include all adjustments to net income and EBITDA set forth in footnote (e) under "Summary historical and pro forma financial data" in the Offering Memorandum.

         "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

         (a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

         (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

         (c) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:
     (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

         (d) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

         (e) any noncash SFAS 133 income (or loss) related to hedging activities;

         (f) any income (or loss) from discontinued operations;

         (g) to the extent noncash, any unusual, nonoperating or nonrecurring gain, loss or charge;

         (h) any extraordinary gain or loss;

         (i) the cumulative effect of a change in accounting principles; and

         (j) the income statement effects of the writedown of the deferred revenue and prepaid directory cost balance sheet accounts as part of the purchase accounting adjustments made in connection with the Transactions applicable to the given period.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(iv)(3)(D) thereof.

         "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (a) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Governing Board of the Company; (c) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (e) treasury stock; (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

         "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

         "Credit Agreement" means the credit agreement dated as of the Closing Date, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured, or otherwise modified from time to time, among Dex Media, the Company, JPMorgan Chase Bank, as administrative agent and collateral agent, and Bank of America, N.A., Lehman Commercial Paper Inc., Wachovia Bank, National Association and Deutsche Bank Trust Company Americas, as syndication agents (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

         "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Dex Media" means Dex Media, Inc., a Delaware corporation, and the parent of Dex Media East, Inc.

         "Dex Media West" means the newly-formed limited liability company, all of the interest in which will be purchased by Dex Media in connection with the Dex Media West Acquisition.

         "Dex Media West Acquisition" means the acquisition by Dex Media or one of its Subsidiaries of Quest Dex, Inc.'s directory business in the States of Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c) on or prior to the 91st day after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

         "Equity Offering" means any public or private sale of common stock of Parent, Dex Media or the Company other than (i) public offerings with respect to Parent's, Dex Media's or the Company's common stock registered on Form S-8 and
(ii) other issuances upon exercise of options by employees of Parent, Dex Media or the Company or any of their Restricted Subsidiaries.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market Value will be determined in good faith by the Governing Board of the Company, whose determination will be conclusive and evidenced by a resolution of the Governing Board of the Company.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in: (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

         "Governing Board" of the Company or any other Person means, (i) the managing member or members or any controlling committee of members of the Company or such Person, for so long as the Company or such Person is a limited liability company, (ii) the board of directors of the Company or such Person, if the Company or such Person is a corporation or (iii) any similar governing body.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" means the Person in whose name a Security is registered on the Registrar's books.

         "Income Tax Liabilities" means an amount determined by multiplying
(a)(i) all taxable income and gains of the Company and its Restricted Subsidiaries for such taxable year (the "Taxable Amount") minus (ii) an amount (not to exceed the Taxable Amount for such taxable year) equal to all losses of the Company and its Restricted Subsidiaries in any of the three prior taxable years that have not been previously subtracted pursuant to this clause (ii) from the Taxable Amount for any prior year by (b) forty-four percent (44%) or, if there is a change in applicable federal, state or local tax rates, such other rate as the Issuers determine in good faith to be a reasonable approximation of the effective combined federal, state and local income taxation rates generally payable by Parent or its owners with respect to the income and gains of the Company and its Restricted Subsidiaries.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

         (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

         (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

         (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

         (e) all Capitalized Lease Obligations of such Person;

         (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

         (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

         (h) Hedging Obligations of such Person; and

         (i) all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any (i) Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary and (ii) Restricted Subsidiary at the time of any sale or other disposition of any shares of such Restricted Subsidiary that results in such Restricted Subsidiary no longer constituting a Restricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to: (1) the Company's "Investment" in such Subsidiary at the time of such redesignation less (2) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date", with respect to any Initial Securities, means the date on which such Initial Securities are originally issued.

         "Issuers" mean each party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of: (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Offering Memorandum" means the offering memorandum relating to the issuance of the Original Securities dated October 30, 2002.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of Dex Media East Finance or a Subsidiary Guarantor has a correlative meaning.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

         "Parent" means Dex Media East, Inc., a Delaware corporation, and the parent of the Company, until a successor replaces it and, thereafter, means the successor.

         "Permitted Asset Swap" means any transfer of properties or assets by the Company or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Permitted Business; provided that (a) the aggregate fair market value (as determined in good faith by the Governing Board of the Company) of the property or assets being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Governing Board of the Company) of the property or assets received by the Company or such Restricted Subsidiary in such exchange and (b) the aggregate fair market value (as determined in good faith by the Governing Board of the Company) of all property or assets transferred by the Company and any of its Restricted Subsidiaries in any such transfer, together with the aggregate fair market value of property or assets transferred in all prior Permitted Asset Swaps, shall not exceed 15% of the Company's Consolidated net revenues for the prior fiscal year.

         "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

         "Permitted Holders" means The Carlyle Group, Welsh, Carson, Anderson & Stowe and their respective Affiliates and any Person acting in the capacity of an underwriter in connection with a public or private offering of Parent's, Dex Media's, or the Company's Capital Stock.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in: (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than Dex Media East Finance); provided, however, that such Person's primary business is a Permitted Business; (c) Temporary Cash Investments; (d) receivables owing to the Company or any Restricted Subsidiary (other than Dex Media East Finance) if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $10.0 million in the aggregate outstanding at any one time; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06;
(i) Interest Rate Agreements and Commodity Hedging Agreements permitted under
Section 4.03(b)(v); (j) any Person; provided, however, that the payment for such Investments consists solely of Net Cash Proceeds from either the sale of Capital Stock of the Company (other than Disqualified Stock) or cash common equity contributions to the Company; provided, however, that such Net Cash Proceeds or equity contributions shall be excluded from the calculation of amounts under
Section 4.04(a)(iv)(3)(B); or (k) any Person in an aggregate amount outstanding (for all Investments in all Persons in reliance on this clause (k)) at any time not to exceed $50.0 million.

         "Permitted Liens" means, with respect to any Person: (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(g) Liens to secure Indebtedness permitted pursuant to Section 4.03(b)(i); (h) Liens existing on the Closing Date; (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Restricted Subsidiaries;
(j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Restricted Subsidiaries; (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (l) judgment liens in respect of judgments that do not constitute an Event of Default; (m) Liens securing obligations under Interest Rate Agreements and Commodity Hedging Agreements so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such obligations; and (n) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that: (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and
(ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

         "Purchase Money Indebtedness" means Indebtedness: (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus fees and expenses, including any premium and defeasance costs) and (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include: (i) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

         "Restricted Subsidiary" means Dex Media East Finance and any other Subsidiary of the Company other than an Unrestricted Subsidiary.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of the Issuers secured by a Lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

         "Securities" means the Securities issued under this Indenture.

         "Securities Act" means the Securities Act of 1933.

         "Senior Indebtedness" of the Company, Dex Media East Finance or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, Dex Media East Finance or any Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company, Dex Media East Finance or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Subsidiary Guarantor's Subsidiary Guarantee; provided, however, that Senior Indebtedness of the Company, Dex Media East Finance or any Subsidiary Guarantor shall not include: (a) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company, Dex Media East Finance or such Subsidiary Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company, Dex Media East Finance or such Subsidiary Guarantor, as applicable (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, Dex Media East Finance or such Subsidiary Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company, Dex Media East Finance or such Subsidiary Guarantor, as applicable, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

         "Senior Subordinated Indebtedness" of the Company means the Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Senior Subordinated Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of Dex Media East Finance or a Subsidiary Guarantor has a correlative meaning.

         "Senior Subordinated Note Guarantees" means each Guarantee of the obligation with respect to the Senior Subordinated Notes issued by a Person pursuant to the terms of the Senior Subordinated Note Indenture.

         "Senior Subordinated Note Indenture" means the Indenture dated as of November 8, 2002 among the Issuers, LCI and the Trustee with regard to the Senior Subordinated Notes.

         "Senior Subordinated Notes" means the 12 1/8% Senior Subordinated Notes due 2012 issued by the Company and Dex Media East Finance.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

         "Subordinated Obligation" means Senior Subordinated Notes and any other Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of Dex Media East Finance or a Subsidiary Guarantor has a correlative meaning.

         "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

         "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Person pursuant to the terms of this Indenture.

         "Subsidiary Guarantor" means any Person that has issued a Subsidiary Guarantee.

         "Tax Distribution" means any distribution by the Company to its direct or indirect owners which (a) with respect to quarterly estimated tax payments due in each calendar year shall be equal to twenty-five percent (25%) of the Income Tax Liabilities for such calendar year as estimated in writing by the chief financial officer of the Company, (b) with respect to tax payments to be made with income tax returns filed for an entire taxable year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, shall be equal to the Income Tax Liabilities for each taxable year minus the aggregate amount distributed for such taxable year as provided in clause (a) above and (c) with respect to taxes not determined by reference to income, represents the amount of any such taxes imposed on a direct or indirect owner of the Company as a result of such owner's ownership of the equity of the Company. In the event the amount determined under clause (b) is a negative amount, the amount of any Tax Distributions in the succeeding taxable year (or, if necessary, any subsequent taxable years) shall be reduced by such negative amount.

         "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (e) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the Closing Date.

         "Total Consolidated Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

         "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transactions" has the meaning ascribed thereto in the Offering Memorandum.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means: (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Board of the Company in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Governing Board of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company, but excluding Dex Media East Finance) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Governing Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Governing Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Board of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

         SECTION 1.02. Other Definitions.
                       ------------------

                                                   Defined in
Term                                                Section
----                                                -------

"Affiliate Transaction"...........................  4.07(a)
"Appendix"........................................  Preamble
"Bankruptcy Law"..................................  6.01
"beneficially own"................................  1.01
"Change of Control Offer".........................  4.08(b)
"covenant defeasance option"......................  8.01(b)
"Custodian".......................................  6.01
"Definitive Security".............................  Appendix A
"Event of Default"................................  6.01
"Exchange Securities".............................  Preamble
"Global Securities"...............................  Appendix A
"Guaranteed Obligations"..........................  10.01
"incorporated provision"..........................  11.01
"Initial Securities"..............................  Preamble
"legal defeasance option".........................  8.01(b)
"Legal Holiday"...................................  11.08
"Notice of Default"...............................  6.01
"Offer"...........................................  4.06(b)
"Offer Amount"....................................  4.06(c)(ii)
"Offer Period"....................................  4.06(c)(ii)
"Original Securities".............................  Preamble
"Paying Agent"....................................  2.04
"protected purchaser".............................  2.08
"Purchase Date"...................................  4.06(c)(i)
"Registered Exchange Offer".......................  Appendix A
"Registrar".......................................  2.04
"Registration Agreement"..........................  Appendix A
"Restricted Payment"..............................  4.04(a)
"Securities Custodian"............................  Appendix A
"Successor Company"...............................  5.01(a)

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities and the Subsidiary Guarantees.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuers, the Subsidiary Guarantors and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) "including" means including without limitation;

         (e) words in the singular include the plural and words in the plural include the singular;

         (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

         (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

         (h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                                 The Securities
                                 --------------

         SECTION 2.01. Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture shall not be limited. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination, legends and Issuance Date.

         With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix), there shall be (a) established in or pursuant to a resolution of the Governing Board of the Company and (b) (i) set forth or determined in the manner provided in an Officers' Certificate or
(ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

         (1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

         (2) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

         (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code;

         (4) if applicable, that such Additional Securities shall be issued in a private placement transaction with registration rights;

         (5) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

         (6) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

         If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Governing Board of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

         SECTION 2.02. Form and Dating. Provisions relating to the Original Securities, the Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture.

The (a) Original Securities and the Trustee's certificate of authentication and
(b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

         SECTION 2.03. Execution and Authentication. One Officer shall sign the Securities for the Issuers by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.04. Registrar and Paying Agent. (a) The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian with respect to the Global Securities.

         (b) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either of the Issuers or any of the Company's domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

         (c) The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee.

         SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to or on each due date of the principal of and interest and additional interest (if any) on any Security, the Issuers shall deposit with the Paying Agent (or if either of the Issuers or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and additional interest (if any) when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest and additional interest (if any) on the Securities, and shall notify the Trustee of any default by the Issuers in making any such payment. If either of the Issuers or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

         Prior to the due presentation for registration of transfer of any Security, the Issuers, the Subsidiary Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

         Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

         All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuers in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

         Every replacement Security is an additional obligation of the Issuers.

         The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

         SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

         If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding, the principal thereon ceases to be payable and interest on it ceases to accrue unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and additional interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuers, without charge to the Holder.

         SECTION 2.11. Cancelation. The Issuers at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Issuers pursuant to written direction by an Officer. The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

         SECTION 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.13. CUSIP and ISIN Numbers. The Issuers in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the

Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                   Redemption
                                   ----------

         SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

         The Issuers shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

         (i) the redemption date;

         (ii) the redemption price and the amount of accrued interest to, but not including, the redemption date;

         (iii) the name and address of the Paying Agent;

         (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

         (vi) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

         (vii) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

         (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

         (b) At the Issuers' request (which may be revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Issuers' names and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and additional interest, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and additional interest, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Notice mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.

         SECTION 3.05. Deposit of Redemption Price. Prior to 12:00 noon, New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if either of the Issuers or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and additional interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuers to the Trustee for cancelation. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent in excess of the amounts necessary to pay the principal of, plus accrued and unpaid interest, and Additional Interest, if any, on the Securities to be redeemed. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a
Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   Covenants
                                   ---------

         SECTION 4.01. Payment of Securities. The Issuers shall promptly pay the principal of and interest and additional interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and additional interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

         The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. SEC Reports. Notwithstanding that the Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files (or would be required to file) them with the SEC, copies of the Company's annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, following a public equity offering, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by Parent, Dex Media or the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

         SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is a Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would not be greater than 6 to 1.

         (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

         (i) Bank Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $1,490.0 million less the aggregate amount of all prepayments of principal made pursuant to, and in compliance with, Section 4.06, applied to permanently reduce any such Indebtedness, provided that $160.0 million of such Bank Indebtedness may be Incurred only in connection with, and upon the consummation of the Dex Media West Acquisition;

         (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a

     Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and
     (2) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness (to the extent such Indebtedness is owed to and held by a Restricted Subsidiary that is not a Subsidiary Guarantor) is expressly subordinated to the prior payment in full in cash of all obligations of the Company or such Subsidiary Guarantor, with respect to the Securities or the Subsidiary Guarantees of such Subsidiary Guarantor, as applicable;

         (iii) Indebtedness (1) represented by the Securities (not including any Additional Securities) and the Subsidiary Guarantees and the Senior Subordinated Notes (not including any Additional Senior Subordinated Notes) and the Senior Subordinated Note Guarantees, (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above),
     (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or Section 4.03(a) and (4) consisting of Guarantees of any Indebtedness permitted under this Section 4.03; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Subsidiary Guarantees, as applicable, any such Guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Securities or the Subsidiary Guarantees, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Securities or the Subsidiary Guarantees, as applicable;

         (iv)(1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (2) Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to this clause (iv);

         (v) Indebtedness (1) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (2) under Interest Rate Agreements and Commodity Hedging Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that (A) such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder and (B) such Commodity Hedging Agreements do not increase the Indebtedness of the Company outstanding at any time other than as result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

         (vi) Purchase Money Indebtedness and Capitalized Lease Obligations (in an aggregate principal amount not in excess of $30.0 million at any time outstanding);

         (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

         (viii) Indebtedness consisting of customary indemnification, adjustment of purchase price or similar obligations of the Company or any Restricted Subsidiary, in each case Incurred in connection with the acquisition or disposition of any assets by the Company or any Restricted Subsidiary; or

         (ix) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (ix) and then outstanding, shall not exceed $125.0 million.

         (c) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date or in connection with the Dex Media West Acquisition shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) the accrual of interest, the accretion of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03, (iii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.03 permitting such Indebtedness, and (iv) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness on the date of its issuance, or later reclassify all or a portion of such Indebtedness (other than as set forth in Section 4.03 (c)(i)) in any manner that complies with this Indenture, and only be required to include the amount of such Indebtedness in one of such clauses.

         SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the direct or indirect holders of its Capital Stock except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement or other acquisition or Investment set forth in these clauses (i) through (iv) being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (1) a Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Governing Board of the Company, whose determination shall be conclusive and evidenced by a resolution of the Governing Board of the Company) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

              (A) 50% of the Adjusted Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Adjusted Consolidated Net Income shall be a deficit, minus 100% of such deficit);

              (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale (x) to a Subsidiary of the Company, (y) to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries or
         (z) in connection with, or substantially concurrently with, the Dex Media West Acquisition);

              (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the

         Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange plus the amount of any cash received by the Company or any Restricted Subsidiary upon such conversion or exchange); and

              (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

         (b) The provisions of Section 4.04(a) shall not prohibit:

         (i) any prepayment, repayment, purchase, repurchase, redemption, retirement or other acquisition for value of Subordinated Obligations or Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (1) such purchase, repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

         (ii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03(b); provided that such Indebtedness is subordinated to the Securities to at least the same extent as such Subordinated Obligations; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

         (iii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

         (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with Section 4.04(a); provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

         (v) for so long as the Company is treated as a pass-through or disregarded entity for United States Federal income tax purposes or for so long as the Company is a member of a consolidated group of corporations for federal income tax purposes, other than as the common parent, Tax Distributions; provided, however, that such Tax Distributions shall be excluded in the calculation of the amount of Restricted Payments;

         (vi) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Governing Board of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed, together with Restricted Payments made under clause (vii)(2) below, $4.0 million per fiscal year of the Company and up to an aggregate amount of, together with Restricted Payments under clause (vii)(2) below, $10.0 million during the term of this Indenture; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

         (vii) any payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (1) through (3) below; provided, however, that such dividend, distribution or amount set forth in clauses (1) through (3) shall be excluded in the calculation of the amount of Restricted Payments:

              (1) to Parent in amounts equal to the amounts required for Parent to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs of up to $2.5 million per fiscal year;

              (2) to Parent or Dex Media in amounts equal to amounts expended by Parent or Dex Media to purchase, repurchase, redeem, retire or otherwise acquire for value Capital Stock of Parent or Dex Media from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors); provided, however, that the aggregate amount paid, loaned or advanced to Parent and Dex Media pursuant to this clause (2) will not, in the aggregate, exceed, together with Restricted Payments made under Section 4.04(b)(vi), $4.0 million per fiscal year of the Company, up to a maximum aggregate amount of, together with Restricted Payments made under Section 4.04(b)(vi), $10.0 million during the term of this Indenture, plus any amounts contributed by Parent or Dex Media to the Company as a result of resales of such repurchased shares of Capital Stock; or

              (3) to Parent or Dex Media to pay operating and overhead expenses incurred in the ordinary course of business and allocable to the Company;

         (viii) any payment of dividends, other distributions or other amounts by the Company from the proceeds of $160.0 million of Bank Indebtedness Incurred in connection with, and upon the consummation of, the Dex Media West Acquisition, permitted by Section 4.03(b)(1); provided, however, that such dividend, other distribution or other amount will be excluded in the calculation of the amount of Restricted Payments;

         (ix) the payment of dividends on Parent's, Dex Media's or the Company's common stock following the first bona fide underwritten public offering of common stock of Parent, Dex Media or the Company, as the case may be, after the Closing Date, of up to 6% per annum of the net proceeds received by Parent, Dex Media, or the Company, as the case may be, from such public offering; provided, however, that (1) the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by Parent, Dex Media or the Company, as the case may be, from such public offering and (2) such dividends will be included in the calculation of the amount of Restricted Payments;

         (x) the purchase, redemption, acquisition or retirement of any Subordinated Obligations following a Change of Control after the Company shall have complied with the provisions under "Change of Control," including the payment of the applicable purchase price; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments;

         (xi) other Restricted Payments not to exceed $20.0 million in the aggregate; provided, however, that such amounts shall be included in the calculation of the amount of Restricted Payments; or

         (xii) dividends paid with the proceeds of a cash common equity contribution or sale of Capital Stock (other than Disqualified Stock) in an amount of up to $50.0 million substantially concurrently with the consummation of, and to fund a portion of the purchase price of, the Dex Media West Acquisition; provided, however, that (1) such dividends will be excluded in the calculation of the amount of Restricted Payments, and (2) the proceeds from such contribution or sale will be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B) above.

         SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

         (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date and any encumbrance or restriction pursuant to any agreement governing Bank Indebtedness;

         (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

         (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c)(i) or (c)(ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (c)(i) or
     (c)(ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, taken as a whole, are not materially less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

         (iv) in the case of clause (c), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

         (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

         (vi) customary provisions in joint venture agreements; provided, however, that (1) such encumbrance or restriction is applicable only to such Restricted Subsidiary, (2) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable agreements and (3) the Company reasonably determines that any such encumbrance or restriction will not materially affect the ability of the Issuers to make any anticipated principal or interest payments on the Securities.

         SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person or group of Persons assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition, (ii) in the case of Asset Dispositions which are not Permitted Asset Swaps, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash (1) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness of the Company or Indebtedness (other than obligations in respect of Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock); (2) second, to the extent of the balance of Net Available Cash after application in accordance with clause
(1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), to make an Offer to purchase Securities pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Indebtedness of the Company; and (4) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2) and (3), for any general corporate purpose permitted by the terms of this Indenture; provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1), (2) or (4) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, retired, defeased or otherwise acquired for value. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $20.0 million.

         For the purposes of this Section 4.06, the following are deemed to be cash: (A) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (B) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of receipt.

         (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(3), the Issuers shall be required
(i) to purchase Securities tendered pursuant to an offer by the Issuers for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest (including additional interest, if any) thereon, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c) and (ii) to purchase other Senior Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Issuers offer to purchase such other Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon. If the aggregate purchase price of Securities (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Indebtedness), the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(4). The Issuers shall not be required to make an Offer for Securities (and other Senior Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 4.06(a)(iii)) is less than $5.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) (i) Promptly, and in any event within 10 days after the Issuers become obligated to make an Offer, the Issuers shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuers either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports) to the extent not publicly available and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

         (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Issuers shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Issuers shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuers are acting as their own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuers shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Issuers to the Trustee is greater than the purchase price of the Securities (and other Senior Indebtedness) tendered, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

         (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Issuers shall select the Securities and other Senior Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Securities and other Senior Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (iv) At the time the Issuers deliver Securities to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (v) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Governing Board of the Company having no personal stake in such Affiliate Transaction and (iii) that, in the event that such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

         (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment or Permitted Investment permitted to be paid pursuant to
Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Governing Board of the Company, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Governing Board of the Company, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $10.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) amounts payable to Dex Media pursuant to the management agreement as in effect on the Closing Date on the terms described in the Offering Memorandum or pursuant to any amendment, restatement or replacement thereof to the extent that the terms of any such amendment, restatement or replacement are not, taken as a whole, disadvantageous to the Holders in any material respect, provided that any payments pursuant to this clause (vii) with respect to management fees shall not exceed $2.0 million in any fiscal year, plus all reasonable out-of-pocket expenses incurred by Dex Media in connection with its performance of management, consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries, (viii) any transaction with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable good faith determination of the Governing Board or its senior management, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party,
(ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any agreements with Dex Media West or Dex Media that are described in the Offering Memorandum under the heading "The Transactions-Agreements between us and Dex Media West and/or Dex Media" to which it is a party as of the closing date of the Dex Media West Acquisition on the terms described in the Offering Memorandum and any amendments thereto and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to such agreements or under any such similar agreements shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Holders in any material respect, or (x) the sale of receivables on substantially the terms that receivables are purchased by Qwest Corporation pursuant to the billing and collections services agreement as in effect on the Closing Date and as described in the Offering Memorandum.

         SECTION 4.08. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require the Issuers to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including additional interest, if any) to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

         (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

         (i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest (including additional interest, if any) on the relevant interest payment date);

         (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

         (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (iv) the instructions determined by the Issuers, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

         (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

         (d) On the purchase date, all Securities purchased by the Issuers under this Section shall be delivered to the Trustee for cancelation, and the Issuers shall pay the purchase price plus accrued and unpaid interest and additional interest, if any, to the Holders entitled thereto.

         (e) Notwithstanding the foregoing provisions of this Section, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuers and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Issuers shall be entitled to make a Change of Control Offer in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making of such Change of Control Offer. Securities repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled, at the option of the Issuers. Securities purchased by a third party pursuant to Section 4.08(e) shall have the status of Securities issued and outstanding.

         (g) At the time the Issuers deliver Securities to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (h) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.09. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with Section 314(a)(4) of the TIA to the extent required.

         SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.11. Future Subsidiary Note Guarantors. The Company shall cause each Restricted Subsidiary (other than Dex Media East Finance) that Incurs or Guarantees any Bank Indebtedness to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities.

         SECTION 4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business.

         SECTION 4.13. Limitation on the Conduct of Business of Dex Media East Finance. Dex Media East Finance shall not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Dex Media East Finance may be a co-obligor with respect to Indebtedness if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Restricted Subsidiaries other than Dex Media East Finance. The Company shall not sell or otherwise dispose of any shares of Capital Stock of Dex Media East Finance and shall not permit Dex Media East Finance, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock.

         SECTION 4.14. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Company may Incur other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

                                   ARTICLE 5

                               Successor Company
                               -----------------

         SECTION 5.01. (a) When the Company or Dex Media East Finance May Merge or Transfer Assets. Neither the Company nor Dex Media East Finance shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

         (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or Dex Media East Finance) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or Dex Media East Finance under the Securities and this Indenture;

         (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

         (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

         (v) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Dex Media East Finance, under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

         (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary (other than Dex Media East Finance) may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor and
(ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

         SECTION 6.01. Events of Default. An "Event of Default" occurs if:

         (a) the Issuers default in any payment of interest or additional interest, if any, on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

         (b) the Issuers default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

         (c) either of the Issuers or any Restricted Subsidiary of the Company fails to comply with Section 5.01;

         (d) either of the Issuers or any Restricted Subsidiary of the Company fails to comply with Section 4.08 (other than a failure to purchase Securities) and such failure continues for 30 days after the notice specified below;

         (e) either of the Issuers or any Restricted Subsidiary of the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09,
     4.10, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06) or with any of its other agreements in the Securities or in this Indenture and such failure continues for 60 days after the notice specified below;

         (f) Indebtedness of either of the Issuers or any Restricted Subsidiary of the Company is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time;

         (g) either of the Issuers or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (i) commences a voluntary case;

              (ii) consents to the entry of an order for relief against it in an involuntary case;

              (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

              (iv) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against either of the Issuers or any Significant Subsidiary in an involuntary case;

              (ii) appoints a Custodian of either of the Issuers or any Significant Subsidiary or for any substantial part of its property; or

              (iii) orders the winding up or liquidation of either of the Issuers or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

         (i) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by reputable and creditworthy insurance companies) in excess of $10.0 million or its foreign currency equivalent is rendered against the Company or a Restricted Subsidiary and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

         (j) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after the notice specified below.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (d), (e) or (j) above is not an Event of Default until the Trustee notifies the Issuers or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuers and the Trustee of the Default and the Company or the Subsidiary, as applicable, does not cure such Default within the time specified in clauses (d), (e) or (j) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuers are taking or propose to take with respect thereto.

         SECTION 6.02. Acceleration. If an Event of Default (other than an
Event of Default specified in Section 6.01(g) or (h) with respect to either of the Issuers) occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Issuers and the Trustee may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to either of the Issuers occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.01(f) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to Section 6.01(f) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and
(b) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

         (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (ii) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

         (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

         (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (v) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and additional interest and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07;

         SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and any additional interest without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and any additional interest, respectively; and

         THIRD: to the Issuers.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

         SECTION 6.12. Waiver of Stay or Extension Laws. Neither of the Issuers nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    Trustee
                                    -------

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

         (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

         (g) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(a) or 6.01(b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         (h) Delivery of reports, information and documents to the Trustee under
Section 4.02 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustees Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.02 hereof from the Issuers, any Subsidiary Guarantor or any Holder.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

         SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services as the Trustee and the Company shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services except any such expense as may arise from its negligence, wilful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, except as provided in the last sentence of this paragraph. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Subsidiary Guarantor of their indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers' expense in the defense. Such indemnified parties may have separate counsel and the Issuers and the Subsidiary Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if they assume such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Issuers and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

         To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and additional interest, if any, on particular Securities.

         The Issuers' payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to either of the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Securities may remove the Trustee with the reasonable consent of the Company by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

         (i) the Trustee fails to comply with Section 7.10;

         (ii) the Trustee is adjudged bankrupt or insolvent;

         (iii) a receiver or other public officer takes charge of the Trustee or its property; or

         (iv) the Trustee otherwise becomes incapable of acting.

         (b) If the Trustee resigns or is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

         (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with
Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

         SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

         SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) either (1) all the Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid, have been delivered to the Trustee for cancelation, or (2) all the Securities that have not been delivered to the Trustee for cancelation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Subsidiary Guarantors have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not delivered to the Trustee for cancelation for principal, premium, if any, and accrued and unpaid interest (including additional interest), if any, to, but not including, the date of maturity or redemption; (ii) no Default or Event of Default has occurred and is continuing on the date of such deposit; (iii) the Issuers or any Subsidiary Guarantors have paid, or caused to be paid, all sums payable by them under this

Indenture; and (iv) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect.

         In the case of clause (2) above, the Issuers shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee which shall state that all conditions precedent to the satisfaction and discharge have been satisfied.

         (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (i) all of their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 and 4.14 and the operation of
Section 5.01(a)(iii), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Securities and this Indenture by exercising their legal defeasance option, the obligations under the Subsidiary Guarantees shall each be terminated simultaneously with the termination of such obligations.

         If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h) (with respect to Significant Subsidiaries only) or 6.01(j) or because of the failure of the Issuers to comply with clause (iii) of Section 5.01(a).

         Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

         (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.05 and 8.06 shall survive.

         SECTION 8.02. (a) Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

         (i) the Issuers irrevocably deposit in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest and additional interest (if any), on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

         (ii) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants or reputable investment banking firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest and additional interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

         (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Issuers occurs which is continuing at the end of the period;

         (iv) the deposit does not constitute a default under any other agreement binding on the Issuers;

         (v) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

         (vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

         (viii) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         (b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest and additional interest, if any, on the Securities.

         SECTION 8.04. Repayment to Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants or reputable investment banking firm delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal, interest or additional interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

         SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of principal of or interest or additional interest on, any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   Amendments
                                   ----------

         SECTION 9.01. (a) Without Consent of Holders. The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

         (i) to cure any ambiguity, omission, defect or inconsistency;

         (ii) to comply with Article 5;

         (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

         (iv) to add additional Guarantees with respect to the Securities;

         (v) to secure the Securities;

         (vi) to add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

         (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

         (viii) to make any change that does not adversely affect the rights of any Holder; or

         (ix) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

         (b) After an amendment under this Section 9.01 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

         SECTION 9.02. With Consent of Holders. (a) The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

         (i) reduce the amount of Securities whose Holders must consent to an amendment;

         (ii) reduce the rate of or extend the time for payment of interest (including additional interest, if any) on any Security;

         (iii) reduce the principal of or extend the Stated Maturity of any Security;

         (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
     Article 3;

         (v) make any Security payable in money other than that stated in the Security;


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


         (vi) impair the right of any Holder to receive payment of principal of, and interest (including additional interest, if any) on, such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

         (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

         (viii) modify the Subsidiary Guarantees in any manner adverse to the Holders.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.02 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuers certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

         (b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuers and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

         SECTION 9.07. Payment for Consent. Neither of the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                             Subsidiary Guarantees
                             ---------------------

         SECTION 10.01. (a)Subsidiary Guarantees. Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or additional interest, if any, in respect of the Securities and all other monetary obligations of the Issuers under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

         (b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any


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


default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 10.02(b).

         (c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor's obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers' or such Subsidiary Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Subsidiary Guarantor.

         (d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         (e) Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

         (f) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or additional interest, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of either of the Issuers or otherwise.



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

         (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest or additional interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of either of the Issuers to the Holders and the Trustee.

         (h) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

         (i) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         (b) A Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 10 upon
(i) any sale by the Issuers or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person or a group of Persons that is not (either before or after giving effect to such transaction ) a Restricted Subsidiary of the Company; provided, however, that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.06 and
Section 5.01(b); (ii) the Company designating such Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (iii) such Subsidiary Guarantor being released from its Guarantee of, and all pledges and security interests granted in connection with, the Credit Agreement. At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Issuers).

         SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

         SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 10.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

         SECTION 10.07. Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.

                                   ARTICLE 11

                                 Miscellaneous
                                 -------------

         SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

         SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                        if to either of the Issuers:

                        Dex Media East LLC,
                        198 Inverness Drive West
                        Englewood, CO 80112

                        Attention of: George Burnett

                        with a copy to:

                        Latham & Watkins
                        885 Third Avenue, Suite 1000
                        New York, NY 10022

                        Attention of: Gregory A. Ezring, Esq.

                        if to the Trustee:

                        U.S. Bank National Association 180 East 5th
                        Street St. Paul, MN 55101

                        Attention of:
                        Corporate Trust Administration

         The Issuers, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

         SECTION 11.04. Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the
Trustee:

         (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) if requested by the Trustee, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

         (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of either of the Issuers or any of the Subsidiary Guarantors, shall not have any liability for any obligations of the Issuers or any of the Subsidiary Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 11.11. Successors. All agreements of the Issuers and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                                 DEX MEDIA EAST LLC
                                                 (formerly known as SGN LLC),


                                                 by /s/ Scott Pomeroy
                                                    ----------------------------
                                                    Name: Scott Pomeroy
                                                    Title: Vice President,
                                                           Finance


                                                 DEX MEDIA EAST FINANCE CO.,


                                                 by /s/ Scott Pomeroy
                                                    ----------------------------
                                                    Name: Scott Pomeroy
                                                    Title: Vice President,
                                                           Finance


                                                 LCI INTERNATIONAL, INC.,


                                                 by /s/ Scott Pomeroy
                                                    ----------------------------
                                                    Name: Scott Pomeroy
                                                    Title: Vice President,
                                                           Finance


                                                 U.S. BANK NATIONAL ASSOCIATION,
                                                 as Trustee

                                                 by /s/ Richard Prokosch
                                                    ----------------------------
                                                    Name: Richard Prokosch
                                                    Title: Vice President

                                                                      APPENDIX A

                   PROVISIONS RELATING TO ORIGINAL SECURITIES,
                   -------------------------------------------
                  ADDITIONAL SECURITIES AND EXCHANGE SECURITIES
                  ---------------------------------------------

         1. Definitions
            -----------

         1.1  Definitions
              -----------

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

                  "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

                  "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date with respect to such Securities.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

                  "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Wachovia Securities, Inc., Bear, Stearns & Co. Inc., Credit Lyonnais Securities
(USA) Inc., ING Financial Markets LLC, The Royal Bank of Scotland plc, Scotia Capital (USA) Inc.

                  "Purchase Agreement" means (a) the Purchase Agreement dated October 30, 2002, among the Company, Dex Media East Finance, LCI and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means an offer by the Issuers, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Agreement" means (a) the Senior Note Registration Rights Agreement dated November 8, 2002, among the Company, Dex Media East Finance, LCI and the Initial Purchasers and (b) any other similar Registration Rights Agreement relating to Additional Securities.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Securities Legend" means the legend set forth in
Section 2.3(e)(i) herein.

                  "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Shelf Registration Statement" means a registration statement filed by the Issuers in connection with the offer and sale of Initial Securities pursuant to a Registration Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

         1.2  Other Definitions
              -----------------

         Term:                                               Defined in Section:
         ----                                                ------------------

"Agent Members"......................................................2.1(c)
"IAI Global Security"................................................2.1(b)
"Global Security"....................................................2.1(b)
"Permanent Regulation S Global Security".............................2.1(b)
"Temporary Regulation S Global Security".............................2.1(b)
"Rule 144A Global Security"..........................................2.1(b)

         2. The Securities
            --------------

         2.1  Form and Dating
              ---------------

                  (a) The Initial Securities issued on the date hereof will be
(i) offered and sold by the Issuers pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

                  (b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more temporary global Securities (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date, deposited with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent global security (the "Permanent Regulation S Global Security") or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided, that the term "Global Security" when used in Sections 2.1(b)(third paragraph), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Issuers signed by one Officer of each Issuer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each Issuer (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $450,000,000 (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount and
(c) the Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time is unlimited.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                  (i) to register the transfer of such Definitive Securities; or

                  (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (B) if such Definitive Securities are being
                  transferred to the Issuers, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to
         Section 2.4, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c)  Transfer and Exchange of Global Securities.

                  (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through either the Temporary Regulation S Global Security or the Permanent Regulation S Global Security shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Temporary Regulation S Global Security, the Permanent Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

                  (d) Restrictions on Transfer of Temporary Regulation S Global Security. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Temporary

Regulation S Global Security may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Temporary Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuers, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Temporary Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. In the case of a transfer of a beneficial interest in either the Temporary Regulation S Global Security or the Permanent Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

                  (ii) Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e)  Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER,

         SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF EITHER OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

         "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

                  (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

                  (f) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (h)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Definitive Securities
              ---------------------

                  (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuers within 90 days of such notice or after the Issuers become aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuers will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF EITHER OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE

ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 [Temporary Regulation S Global Security Legend]

                  EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A

QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS
BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF CASES (A) THROUGH (F) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

                  BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A,
(B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                  BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR

INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                  BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S, RULE 144 (IF AVAILABLE) OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________

                           9 7/8% Senior Note due 2009

                                                                CUSIP No. ______
                                                                ISIN No. _______

                  DEX MEDIA EAST LLC (f/k/a SGN LLC), a Delaware limited liability company, and DEX MEDIA EAST FINANCE CO., a Delaware corporation, promise to pay to Cede & Co., or registered assigns, the principal sum [of
       Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto](1) on November 15, 2009.

                  Interest Payment Dates:  May 15 and November 15.

                  Record Dates:  May 1 and November 1.




------------------------
     (1) Use the Schedule of Increases and Decreases language if Note is in Global Form.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                               DEX MEDIA EAST LLC
                                               (formerly known as SGN LLC),

                                               by
                                                  ------------------------------

                                                  Name:
                                                  Title:


                                               DEX MEDIA EAST FINANCE CO.,

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:


Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.


By:_________________________
         Authorized Signatory

*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".
                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                           9 7/8% Senior Note due 2009

1.  Interest
    --------

                  (a) DEX MEDIA EAST LLC (f/k/a SGN LLC), a Delaware limited liability company (the "Company"), and DEX MEDIA EAST FINANCE CO., a Delaware corporation ("Dex Media East Finance") (such entities, and their respective successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 8, 2002 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  (b) Additional Interest. The Holder of this Security is entitled to the benefits of a Senior Note Registration Rights Agreement, dated as of November 8, 2002, among the Company, Dex Media East Finance, LCI International, Inc., a Delaware corporation ("LCI"), and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. As more fully set forth therein, the Registration Agreement provides that in the event that the Exchange Offer is not completed or, if required by the terms of the Registration Agreement, the Shelf Registration Statement is not declared effective on or prior to May 7, 2003, the interest rate on the Registrable Securities will be increased by 1.00% per annum until the Exchange Offer is completed or the Shelf Registration Statement, if required thereby, is declared effective by the SEC or the Securities become freely tradable under the Securities Act. If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 45 consecutive days or more than 60 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 1.00% per annum commencing on the 46th or 61st day in such 12-month period and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable; provided that, in no event will additional interest together with additional interest from the previous sentence, if any, exceed 1.00%. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

2.  Method of Payment
    -----------------

                  The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, additional interest, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, additional interest, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, interest and additional interest, if any), at the office of the Paying Agent, except that, at the option of the Issuers, payment of interest or additional interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

                  Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. Either of the Issuers or any of the Company's domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  Indenture
    ---------

                  The Issuers issued the Securities under an Indenture dated as of November 8, 2002 (the "Indenture"), among the Company, Dex Media East Finance, LCI and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior unsecured obligations of the Issuers. This Security is one of the [Original] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuers and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

                  To guarantee the due and punctual payment of the principal, interest and additional interest, if any, on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.  Optional Redemption
    -------------------

                  Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Issuers prior to November 15, 2006. Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

                                                              REDEMPTION
                  YEAR                                          PRICE
                  ------------------------------------------------------
                  2006                                         104.938%
                  2007                                         102.469%
                  2008 and thereafter                          100.000%

                  In addition, prior to November 15, 2005, the Issuers may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings (i) by the Company or
(ii) by Dex Media or Parent to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, thereon to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  Sinking Fund
    ------------

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption
    --------------------

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and
   ----------------------------------------------------------------------------
   Asset Dispositions
   ------------------

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due and additional interest, if any, on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9.  Denominations; Transfer; Exchange
    ---------------------------------

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10.  Persons Deemed Owners
     ---------------------

                  Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

                  If money for the payment of principal or interest or additional interest, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.  Discharge and Defeasance
     ------------------------

                  Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee cash in U.S. Dollars and/or non-callable U.S. Government Obligations for the payment of principal of, and interest and additional interest, if any, on, the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities
(i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; (iv) to add Subsidiary Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants for the benefit of the Holders or to surrender rights and powers conferred on the Issuers; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

14.  Defaults and Remedies
     ---------------------

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either of the Issuers) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either of the Issuers occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the

Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.  Trustee Dealings with the Issuers
     ---------------------------------

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

                  A director, officer, employee or stockholder, as such, of either of the Issuers or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law
     -------------

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers
    ----------------------

                  The Issuers have caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  THE ISSUERS WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Issuers. The agent may substitute another to act for him.


---------------------------------------------------------------------

Date: ________________ Your Signature: _____________________


---------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)  [ ]      to the Issuers; or

         (2)  [ ]      to the Registrar for registration in the name of the
                       Holder, without transfer; or

         (3)  [ ]      pursuant to an effective registration statement under the
                       Securities Act of 1933; or

         (4)  [ ]      inside the United States to a "qualified institutional
                       buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (5)  [ ]      outside the United States in an offshore transaction
                       within the meaning of Regulation S under the Securities
                       Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Distribution Compliance Period (as defined in the Indenture); or

         (6)  [ ]      to an institutional "accredited investor" (as defined in
                       Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements;
                       or

         (7)  [ ]      pursuant to another available exemption from registration
                       provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                            ------------------------------------
                                            Your Signature

Signature Guarantee:

Date:
      ------------------------              ------------------------------------
Signature must be guaranteed                Signature of Signature
by a participant in a                       Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

--------------------------------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------------            --------------------------------------
                                          NOTICE:  To be executed by
                                                   an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


Date of                  Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange                 in Principal  Amount   in Principal Amount    this Global Security   authorized signatory
                         of this Global         of this Global         following such         of Trustee or
                         Security               Security               decrease or increase   Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

             Asset Disposition [ ]       Change of Control [ ]

         If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$


Date:                          Your Signature:
     ------------------------                  --------------------------
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:
                     ----------------------------------------------------
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]
                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                                 $__________

                           9 7/8% Senior Note due 2009

                                                                CUSIP No. ______
                                                                ISIN No. _______

                  DEX MEDIA EAST LLC (f/k/a SGN LLC), a Delaware limited liability company, and DEX MEDIA EAST FINANCE CO., a Delaware corporation, promise to pay to Cede & Co., or registered assigns, the principal sum [of Dollars] [listed on the Schedule of Increases or Decreases in Global Security attached hereto](2) on November 15, 2009.

                  Interest Payment Dates:  May 15 and November 15.

                  Record Dates:  May 1 and November 1.







-------------
(2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

                  Additional provisions of this Security are set forth on the other side of this Security.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                      DEX MEDIA EAST LLC
                                      (formerly known as SGN LLC),


                                      by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                      DEX MEDIA EAST FINANCE CO.,

                                      by
                                        ----------------------------------------
                                        Name:
                                        Title:


Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.

         by
           -----------------------------
               Authorized Signatory

----------------
*/ If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                           9 7/8% Senior Note due 2009

1. Interest.
   ---------

                  DEX MEDIA EAST LLC (f/k/a SGN LLC), a Delaware limited liability company (the "Company"), and DEX MEDIA EAST FINANCE CO., a Delaware corporation ("Dex Media East Finance") (such entities, and their respective successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuers shall pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 8, 2002 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment
    -----------------

                  The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

                  Initially, U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. Either of the Issuers or any of the Company's domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  Indenture
    ---------

                  The Issuers issued the Securities under an Indenture dated as of November 8, 2002 (the "Indenture"), among the Company, Dex Media East Finance, LCI International, Inc ("LCI") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Securities are senior unsecured obligations of the Issuers. This Security is one of the [Exchange] [Additional] Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuers and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

                  To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis pursuant to the terms of the Indenture.

5.  Optional Redemption
    -------------------

                  Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Issuers prior to November 15, 2006. Thereafter, the Securities shall be redeemable at the option of the Issuers, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

                                                       REDEMPTION
                  YEAR                                    PRICE
                  -----------------------------------------------

                  2006                                  104.938%
                  2007                                  102.469%
                  2008 and thereafter                   100.000%

                  In addition, prior to November 15, 2005, the Issuers may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings (i) by the Company or
(ii) by Dex Media or Parent to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  Sinking Fund
    ------------

                  The Securities are not subject to any sinking fund.

7.  Notice of Redemption
    --------------------

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control and
   ----------------------------------------------------------------------------
   Asset Dispositions
   ------------------

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest and additional interest, if any, due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Securities upon the occurrence of certain events.

9.  Denominations; Transfer; Exchange
    ---------------------------------

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

                  Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.  Discharge and Defeasance
     ------------------------

                  Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee cash in U.S. Dollars and/or non-callable U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities
(i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; (iv) to add Subsidiary Guarantees with respect to the Securities; (v) to secure the Securities; (vi) to add additional covenants for the benefit of the Holders or to surrender rights and powers conferred on the Issuers; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; or (ix) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

14.  Defaults and Remedies
     ---------------------

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either of the Issuers) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either of the Issuers occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.  Trustee Dealings with the Issuers
     ---------------------------------

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

                  A director, officer, employee or stockholder, as such, of either of the Issuers or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law
     -------------

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers
    ----------------------

                  The Issuers have caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  THE ISSUERS WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________ Your Signature: _____________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                     Asset Disposition [ ]      Change of Control [ ]

                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$


Date:                     Your Signature:
      -------------------                 ----------------------------
                       (Sign exactly as your name appears
                       on the other side of the Security)

Signature Guarantee:
                     -------------------------------------------------
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:







Date of                  Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange                 in Principal  Amount   in Principal Amount    this Global Security   authorized signatory
                         of this Global         of this Global         following such         of Trustee or
                         Security               Security               decrease or increase   Securities Custodian



                                                                       EXHIBIT C

                        [FORM OF SUPPLEMENTAL INDENTURE]

                            SUPPLEMENTAL INDENTURE (this "Supplemental
                    Indenture") dated as of        , among [GUARANTOR] (the "New
                    Guarantor"), a subsidiary of DEX MEDIA EAST LLC(or its successor), a Delaware limited liability company (the "Company"), DEX MEDIA EAST FINANCE CO., a Delaware corporation ("Dex Media East Finance", and together with the Company, the "Issuers"), LCI INTERNATIONAL, INC., a Delaware corporation ("LCI"), [OTHER EXISTING GUARANTORS (together with LCI, the "Existing Guarantors")] and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :


         WHEREAS the Issuers and LCI have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of November 8, 2002, providing for the issuance of an aggregate principal amount of up to $450,000,000 of 9 7/8% Senior Notes due 2009 (the "Securities");

         WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers' obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and LCI are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, LCI and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with LCI, to unconditionally guarantee the Issuers' obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                   [NEW GUARANTOR],





                                   by
                                      ------------------------------------------
                                      Name:
                                      Title:



                                   DEX MEDIA EAST LLC,

                                   by
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   DEX MEDIA EAST FINANCE CO.,

                                   by
                                      ------------------------------------------
                                      Name:
                                      Title:




                                   LCI INTERNATIONAL, INC.,

                                   by
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   U.S. BANK NATIONAL ASSOCIATION, as Trustee,

                                   by
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT D

                                     Form of
                       Transferee Letter of Representation

Dex Media East LLC
Dex Media East Finance Co.

In care of
Dex Media East LLC

[          ]
[          ]


Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $[ ] principal amount of the 9 7/8% Senior Notes due 2009 (the "Securities") of Dex Media East LLC and Dex Media East Finance Co. (together, the "Issuers").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which either of the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

                                                 TRANSFEREE:___________________,

                                                 by:___________________________




                                       2